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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 29, 1999, except with respect to the reverse stock split discussed in Note 1 as to which the date is June 29, 2000, included in Infogrames, Inc.'s Transitional Report on Form 10-K for the three months ended June 30, 2000, and to all references to our firm included in this Registration Statement.

                                                ARTHUR ANDERSEN LLP

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New York, New York
January 31, 2001